UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

AgroFresh Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36316	46-4007249
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA	19106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 317-9139

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGFS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on November 21, 2022, AgroFresh Solutions, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Project Cloud Holdings, LLC (“Parent”) and Project Cloud Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Parent. Parent and Merger Sub are affiliates of investment funds managed by Paine Schwartz Partners, LLC (“Paine Schwartz”). As a result of the Merger, the Company will cease to be a publicly traded company, and investment funds managed by Paine Schwartz will become the indirect owner of all the Company’s outstanding capital stock.

On March 30, 2023, the Company held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement.

As of February 23, 2023, the record date (the “Record Date”) for the Special Meeting, there were 53,717,574 shares of the Company’s common stock, par value $0.0001 per share (“Company common stock”), outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. In addition, as of the Record Date, there were 145,046 shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”) outstanding, which were entitled to vote the equivalent of 33,982,720 shares of Company common stock. As of the Record Date, there were 51,648,242 shares of Common Stock held by holders of shares of Company common stock, other than Paine Schwartz Food Chain Fund VI, L.P., PSP AGFS Holdings, L.P. and their respective affiliates (including Parent and Merger Sub), the members of the Company’s board of directors, any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any of their respective “associates” or members of their “immediate family” (as such terms are defined in Rules 12b-2 and 16a-1 of the Exchange Act) (the “Unaffiliated Stockholders”). A total of 41,694,156 shares of Company capital stock, representing approximately 86.12% of the voting power of the outstanding shares of the Company’s capital stock entitled to vote, were present or represented by proxy at the Special Meeting, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

1.
Merger Agreement Proposal. A proposal to adopt the Merger Agreement, pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a subsidiary of Parent (the “Merger Agreement Proposal”).

2.
Adjournment Proposal. One or more proposals to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”).

3.
Merger-Related Compensation Proposal. A proposal to approve, by nonbinding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”).

Each proposal is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 10, 2023 and first mailed to the Company’s stockholders on March 10, 2023 (the “Proxy Statement”). The Merger Agreement and the Merger-Related Compensation Proposal were each approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are described below.

Proposal 1: The Merger Agreement Proposal

Approval of the Merger Agreement Proposal required the affirmative vote of (i) the stockholders representing the majority of the aggregate voting power of the outstanding shares of Company common stock and Series B Preferred Stock entitled to vote on the Merger Agreement Proposal (the “majority of the outstanding shares”) and (ii) the stockholders representing a majority of the aggregate voting power of the outstanding shares of Company common stock beneficially owned by Unaffiliated Stockholders and entitled to vote on the Merger Agreement Proposal (the “majority of the unaffiliated shares”).

	For	Against	Abstain
majority of the outstanding shares	75,443,560	84,321	3,949
majority of the unaffiliated shares	39,391,508	84,321	3,949

Proposal 1 was approved for all purposes described in the Proxy Statement.

Proposal 3: The Merger-Related Compensation Proposal

Approval of the Merger-Related Compensation Proposal required the affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote on the Merger-Related Compensation Proposal.

For	Against	Abstain
67,574,825	7,935,527	21,478

Proposal 3 was approved.

In light of the approval of the Merger Agreement Proposal, Proposal 2 (the Adjournment Proposal) was rendered moot and was not presented at the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGROFRESH SOLUTIONS, INC.

	By:	/s/ Thomas Ermi
Name: Thomas Ermi
Title: Vice President and General Counsel

Date: March 30, 2023